                                                                    Exhibit 4.11

                             INTERCREDITOR AGREEMENT

                  THIS INTERCREDITOR AGREEMENT, dated as of December 6, 2001 (this "AGREEMENT"), is made by and between THE BANK OF NEW YORK, in its capacity as trustee under the Indenture (as defined below) and as secured party under the Pledge Agreement and the Security Agreement (each as defined in the Indenture) (together with its successors in such capacities, the "TRUSTEE"), and FOOTHILL CAPITAL CORPORATION, as lender ("FOOTHILL") under the Credit Agreement (as defined in the Indenture).

                                    RECITALS

                  WHEREAS, Majestic Investor Holdings, LLC, a Delaware limited liability company ("COMPANY"), Majestic Investor Capital Corp., a Delaware corporation ("CAPITAL", and together with Company, the "ISSUERS"), the Subsidiary Guarantors named therein and the Trustee entered into that certain Indenture, dated as of December 6th, 2001 (the "INDENTURE"), whereby indebtedness was incurred by the Issuers, the repayment of which is secured by security interests in and liens on substantially all of the assets of the Issuers and their Restricted Subsidiaries (other than Foreign Subsidiaries) other than the Excluded Assets (the "COLLATERAL"), and guaranteed, on a senior secured basis, by each of Company's existing and future Restricted Subsidiaries (the "SUBSIDIARY GUARANTORS");

                  WHEREAS, as of December 6th, 2001, the Issuers, the Subsidiary Guarantors, and the Credit Facility Secured Party entered into that certain Loan and Security Agreement, dated as of December 6th, 2001 (the "CREDIT AGREEMENT"), whereby the Credit Facility Secured Party (as hereinafter defined) agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, Barden Nevada Gaming, LLC, Barden Colorado Gaming, LLC and Barden Mississippi Gaming, LLC, in an aggregate principal and undrawn amount not to exceed the Maximum Amount (as defined below), the repayment of which is secured by security interests in and liens on the Collateral in accordance with the Credit Agreement and the collateral security documents, including deeds of trust, instruments and guaranties executed and delivered in connection therewith by the Issuers and any Subsidiary Guarantor, and such other agreements, instruments and certificates entered into in connection with the Credit Agreement (the "LOAN DOCUMENTS");

                  WHEREAS, one of the conditions of the Credit Agreement is that the priority of the security interests and liens on the Collateral under the Credit Facility Loan Documents be senior to the security interests in and liens on the Indenture Collateral in the manner and to the extent provided for in this Agreement;

                  WHEREAS, the Trustee and the Credit Facility Secured Party desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Indenture Collateral; and

                  WHEREAS, the terms of the Indenture permit the Issuers and the Subsidiary Guarantors to enter into the Credit Agreement, and in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement in the form of this Agreement.

                  NOW, THEREFORE, the Parties hereby agree as follows:
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                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "AGREEMENT" means this Intercreditor Agreement.

                  "CAPITAL" has the meaning set forth in the recitals.

                  "COLLATERAL" has the meaning set forth in the recitals.

                  "COMPANY" has the meaning set forth in the recitals.

                  "CREDIT AGREEMENT" has the meaning set forth in the recitals.

                  "CREDIT FACILITY INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Issuers and the Subsidiary Guarantors to the Credit Facility Secured Party arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Credit Facility Secured Party in respect of the Collateral in any Insolvency Proceeding.

                  "CREDIT FACILITY LOAN DOCUMENTS" means the Credit Agreement and the Loan Documents as the same may be amended, modified, restated, extended, renewed, replaced or refinanced.

                  "CREDIT FACILITY SECURED PARTY" means Foothill and each Person now or hereafter owning all or part of the Credit Facility Indebtedness.

                  "ENFORCEMENT ACTION" means, with respect to any Party, (a) commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Collateral, including commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral, or any exercise of remedies with respect to the Collateral under the Indenture Documents or the Credit Facility Loan Documents; or (b) notifying any third-party account debtors of the Issuers or any of their subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf.

                  "ENFORCEMENT EVENT" means the occurrence and continuance of an Event of Default.

                  "ENFORCEMENT EVENT NOTICE" has the meaning set forth in
SECTION 3.2.

                  "ENTITLED PARTY" has the meaning set forth in SECTION 4.1(a).

                  "EVENT OF DEFAULT" has the meaning set forth in the Financing Documents.

                  "EXPIRY DATE" has the meaning set forth in SECTION 3.2(b)(I).


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                  "FINANCING DOCUMENTS" means the Indenture Documents and the
Credit Facility Loan Documents.

                  "FORECLOSURE ACTION" means any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Collateral, or (c) taking any action under the Bankruptcy Code that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

                  "FULLY PAID" means the payment in cash or cash equivalents in full of all obligations (other than indemnity obligations that survive payment in full) under the Credit Facility Loan Documents or the Indenture Documents, as the case may be, and in the case of the Credit Facility Loan Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Facility Loan Documents).

                  "HOLDERS" means the holders of the Notes.

                  "INDENTURE" has the meaning set forth in the recitals.

                  "INDENTURE DOCUMENTS" means the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuers or the Subsidiary Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "INSOLVENCY PROCEEDING" means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of either Issuer, any Subsidiary Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of either Issuer, any Subsidiary Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns.

                  "ISSUERS" has the meaning set forth in the recitals.

                  "LIEN PRIORITY" means, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in SECTIONS 2.1 and 2.2.

                  "LOAN DOCUMENTS" has the meaning set forth in the recitals.

                  "MAXIMUM AMOUNT" has the meaning set forth in SECTION 2.1.

                  "NOTES" means the senior secured notes issued under the Indenture.

                  "PARTY" means any signatory to this Agreement.


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
                  "SECURED LIABILITY" means the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

                  "SUBORDINATED LIEN INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Issuers and the Subsidiary Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

                  "SUBSIDIARY GUARANTORS" has the meaning set forth in the recitals.

                  "TRIGGER DATE" means the earlier of (i) the date on which an event contemplated by clause (b) or (c) of the definition of Trigger Event occurs, (ii) the date on which an Enforcement Event Notice is delivered, and
(iii) the final maturity date of the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

                  "TRIGGER EVENT" means:

                           (a) the occurrence of an Event of Default,

                           (b) the acceleration of the maturity of the Credit
Facility Indebtedness by the Credit Facility Secured Party pursuant to the Credit Agreement, or

                           (c) the commencement of any action or proceeding by
the Credit Facility Secured Party, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Credit Facility Secured Party's rights and remedies under any of the Credit Facility Loan Documents, including (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Credit Facility Secured Party; (ii) exercise of any right of set-off;
(iii) commencement of any Insolvency Proceeding; and (iv) commencement of any judicial action or proceeding against either Issuer or any Subsidiary Guarantor to recover all or any part of the Credit Facility Indebtedness.

                  "TRUSTEE" has the meanings set forth in the preamble.

                  SECTION 1.2 Indenture Definitions. All other capitalized terms that are used but not defined herein have the respective meanings ascribed to such terms in the Indenture. Any modifications to such definitions which adversely affect the Credit Facility Secured Party under the Indenture after the date hereof shall not be effective under this Agreement without the consent of the Credit Facility Secured Party.

                  SECTION 1.3 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" means "including without limitation."


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                                   ARTICLE II

                                  LIEN PRIORITY

                  SECTION 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be subordinate in priority to the Liens of the Credit Facility Secured Party in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of, $15,000,000 of Indebtedness outstanding under the Credit Agreement and related interest, fees, costs and expenses (the "MAXIMUM AMOUNT"); provided that the rights of the Credit Facility Secured Party under this Agreement shall be void and of no further force and effect if, and only to the extent that, the Liens of the Credit Facility Secured Party in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Credit Facility Secured Party provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Issuers or any of the Subsidiary Guarantors, including the Credit Facility Indebtedness.

                  SECTION 2.2 No Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) that one Party has a Lien on and the other Party does not.

                  SECTION 2.3 Exercise of Rights.

                           (a) The Trustee may exercise, and nothing herein
shall constitute a waiver of, any right it may have at law or in equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided that the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and the application of proceeds of Collateral under SECTION 3.4, and (ii) subject to the provisions of SECTIONS 3.1 and 3.2.

                           (b) Notwithstanding any other provision hereof, the
Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

                  SECTION 2.4 Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                   ARTICLE III

                             ACTIONS OF THE PARTIES

                  SECTION 3.1 Limitation on Certain Actions. Subject to SECTION 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Secured Party, take any Enforcement Action.

                  SECTION 3.2 Standstill Period.

                           (a) If an Enforcement Event has occurred and is
continuing, the Trustee, on behalf of the Holders, will give the Credit Facility Secured Party written notice thereof (an "ENFORCEMENT EVENT NOTICE").

                           (b) The Trustee may, subject to the Lien Priority and
the application of all proceeds of the Collateral in accordance with SECTION 3.4, take one or more Enforcement Actions so long as:

                               (i) (A) an Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "EXPIRY DATE"); (B) the Credit Facility Secured Party has not, on or before the Expiry Date, commenced one or more Enforcement Actions, and (C) the Issuer or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding; or

                               (ii) (A) the Credit Facility Secured Party has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing any Enforcement Actions, (B) no Insolvency Proceeding is pending against Borrower or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken, and (C) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing.

                           (c) Except as expressly provided for in this
Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

                  SECTION 3.3 Foreclosure. Any Party taking a permitted Foreclosure Action may enforce its Financing Documents independently as to each Issuer and each Subsidiary Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and it shall not be necessary for such Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Credit Facility Secured Party (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in its favor or to proceed against any Collateral provided by either Issuer or any Subsidiary Guarantor, or any other property, assets, or collateral provided by either Issuer, any Subsidiary

Guarantor, or any other Person, and agrees that the Party taking such permitted Foreclosure Action may proceed against either Issuer, any Subsidiary Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition of any Collateral governed by Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Party that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable; (b) with respect to the sale or other disposition of any other Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally; (c) with respect to the sale or other disposition of any Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to the Issuers or the Subsidiary Guarantors (without regard to whether the Issuers or the Subsidiary Guarantors have waived their entitlement to receive such notice); and (d) the Credit Facility Secured Party agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party thereupon promptly shall cease all further Foreclosure Actions.

                  SECTION 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

                           (a) FIRST:

                               (i) if the Foreclosure Action is taken by the Credit Facility Secured Party, to the payment of all reasonable costs and expenses, commissions and taxes of the Credit Facility Secured Party incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Credit Facility Secured Party in connection therewith;

                               (ii) if the Foreclosure Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

                           (b) SECOND, to the Credit Facility Secured Party,
until the earlier of (i) the Credit Facility Indebtedness being Fully Paid, and
(ii) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

                           (c) THIRD, to the Trustee, until all Subordinated
Lien Indebtedness is Fully Paid; and

                           (d) FOURTH, to the Credit Facility Secured Party
until all outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid.


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
                  SECTION 3.5 Notice of Certain Events. Each Party agrees that it will notify the other Party, in writing, if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, not later than 30 days after the date of actual notice of any such occurrence. The Trustee agrees that it will provide the Credit Facility Secured Party at least 15 days prior to exercising any remedies with respect to any portion of the Collateral. The Credit Facility Secured Party will provide the Trustee with such advance written notice as is reasonably practicable under the circumstances prior to exercising any remedies with respect to any portion of the Collateral. Notwithstanding the foregoing, (a) the Credit Facility Secured Party shall not be obligated to provide such prior written notice if exigent circumstances require that the Credit Facility Secured Party act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof or such notice is not reasonably practicable in the circumstances; provided that if the Credit Facility Secured Party does not provide any advance written notice prior to exercising any remedies with respect to any portion of the Collateral, the Credit Facility Secured Party agrees to provide the Trustee with written notice as soon as practicable following the Credit Facility Secured Party first exercising any of its secured creditor remedies with respect to the Collateral; and (b) no Party shall incur any liability to the other under this SECTION 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

                                   ARTICLE IV

                            ENFORCEMENT OF PRIORITIES

                  SECTION 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

                           (a) All payments or distributions of or with respect
to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto (the "ENTITLED PARTY") in accordance with the provisions of SECTION 3.4 and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

                           (b) After the earlier of (i) the date on which all
Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided that (x) the Credit Facility Secured Party shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this SECTION 4.1(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Credit Facility Secured Party may interplead any payment or distribution in any court of competent jurisdiction; and (y) the Credit Facility Secured Party shall not incur any liability to the Trustee for failure to provide any such further instruments and documents or take any further acts, so long as the failure to provide any such further instruments and documents or take any such further act was not the result of malfeasance, willful misconduct or gross negligence.

                           (c) Each Party is hereby authorized to demand
specific performance of this Agreement, whether or not either Issuer or any Subsidiary Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when either Party shall have failed to comply with the provisions of this Agreement applicable to it; provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                           (d) This Agreement shall continue to be effective or
be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of either Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

                  SECTION 4.2 Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to the other Party; provided, that no Party shall be required to deliver any such item of Collateral or take any other action referred to in this section to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

                  SECTION 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

                           (a) Each Party hereby agrees that any collection,
sale, or other disposition of Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Credit Facility Secured Party shall be free and clear of any Lien of the Trustee in such Collateral; provided that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with SECTION 3.4).

                           (b) To the extent reasonably requested by the Credit
Facility Secured Party, the Trustee will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in SECTION 4.3(A), by the Credit Facility Secured Party therein free and clear of the Trustee's junior Lien.

                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Credit Facility Secured Party pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid and (b) the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

                  SECTION 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further reasonable action (including the recordation of a subordination agreement in the appropriate recorder's office), that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this SECTION 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this SECTION 5.2.

                  SECTION 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement shall remain in full force and effect irrespective of:

                           (a) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that this SECTION 5.3(a) shall not apply to, and the Trustee's Liens on the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Credit Facility Secured Party's Liens thereon if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount;

                           (b) any exchange, release, non-enforcement or
non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

                           (c) any failure by any Party to marshal assets in
favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

                  SECTION 5.4 Amendments, Etc. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Party shall be effective


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
unless the same is in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 5.5 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing, and if to the Trustee, mailed, sent by facsimile or delivered to it at the following address:

                  The Bank of New York
                  5 Penn Plaza, 13th Floor
                  New York, NY 10001
                  Facsimile: (212) 896-7298
                  Attention:  Robert Massimillo

and if to the Credit Facility Secured Party, mailed, sent by facsimile or delivered to it at the following address:

                  Foothill Capital Corporation
                  One Boston Plaza
                  Suite 1800
                  Boston, Massachusetts 02108
                  Facsimile:  (617) 523-1697
                  Attention:  Business Finance Division Manager

with copies to the Issuers, mailed, sent by facsimile or delivered to them at the following address:

                  Majestic Investor Holdings, LLC
                  Majestic Investor Capital Corp.
                  One Buffington Harbor Drive
                  Gary, Indiana 46406
                  Facsimile:  (219) 977-7811
                  Attention:  Michael E. Kelly

or as to any Party at such other address designated by such Party in a written notice to the other Party complying as to delivery with the terms of this
SECTION 5.5. All such demands, notices and other communications shall be effective: (a) if mailed, two business days after deposit in the mails, postage prepaid; (b) if sent by facsimile, when receipt is acknowledged by the receiving facsimile equipment (or at the opening of the next business day if receipt is after normal business hours); or (c) if by other means, when delivered.

                  SECTION 5.6 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 5.7 Termination of Agreement. This Agreement shall (a) be binding upon the Parties and their successors and assigns (including, without limitation, all parties that become lenders or participants under the Credit Facility); (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns; and (c) terminate upon the Credit Facility Indebtedness or the Subordinated Lien Indebtedness being

Fully Paid; provided that the obligations of the Parties under SECTIONS 4.1 and
5.2 shall survive this Agreement.

                  SECTION 5.8 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  SECTION 5.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

                  SECTION 5.10 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Credit Facility Secured Party and the Holders). No other Person (including either Issuer, any Subsidiary Guarantor or any subsidiary or affiliate of the Issuers) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

                  SECTION 5.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  SECTION 5.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

                  SECTION 5.13 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and secured party under the Indenture Documents and with respect to the Notes (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder). The Trustee shall not have any duties, obligations, or responsibilities to the Credit Facility Secured Party under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Issuers or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, the Issuers expressly agree that as between them and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Issuers or of the Credit Facility Secured Party; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Issuers or counsel to the Credit Facility Secured Party, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

                  SECTION 5.14 Gaming Laws and Liquor Laws.

                           (a) The Trustee and the Credit Facility Secured Party
acknowledge, understand and agree that the Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to them under this Agreement with respect to the Collateral subject to the Gaming Laws and Liquor Laws.

                           (b) If any consent under the Gaming Laws or Liquor
Laws is required in connection with the taking of any of the actions which may be taken by either the Trustee or the Credit Facility Secured party in the exercise of their rights hereunder, then each agrees to use its best efforts to secure such consent and to cooperate with the other party in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, each party shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee or the Credit Facility Secured Party may be required to file in order to obtain any necessary approvals under the Gaming Law and Liquor Laws.

                  IN WITNESS WHEREOF, each Party has caused this Agreement to be duty executed and delivered as of the date first above written.

                                            CREDIT FACILITY SECURED PARTY:

                                            FOOTHILL CAPITAL CORPORATION

                                            By:      /s/ Kevin M. Coyle
                                                     ---------------------------
                                                     Name: Kevin M. Coyle
                                                     Title: Sr. Vice President


                                    TRUSTEE:

                                            THE BANK OF NEW YORK

                                            By:      /s/ Robert A. Massimillo
                                                     ---------------------------
                                                     Name: Robert A. Massimillo
                                                     Title: Vice President

                                 ACKNOWLEDGMENT

                  Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.

Dated as of December 6, 2001.

                                            MAJESTIC INVESTOR HOLDINGS, LLC

                                            By:      /s/ Don H. Barden
                                                     ---------------------------
                                                     Name: Don H. Barden
                                                     Title: Manager

                                            MAJESTIC INVESTOR CAPITAL CORP.

                                            By:      /s/ Don H. Barden
                                                     ---------------------------
                                                     Name: Don H. Barden
                                                     Title: President

                                            BARDEN NEVADA GAMING, LLC

                                            By:      /s/ Don H. Barden
                                                     ---------------------------
                                                     Name: Don H. Barden
                                                     Title: President

                                            BARDEN MISSISSIPPI GAMING, LLC

                                            By:      /s/ Don H. Barden
                                                     ---------------------------
                                                     Name: Don H. Barden
                                                     Title: Manager

                                            BARDEN COLORADO GAMING, LLC

                                            By:      /s/ Don H. Barden
                                                     ---------------------------
                                                     Name: Don H. Barden
                                                     Title: Manager

                                            MAJESTIC INVESTOR, LLC

                                            By:      /s/ Don H. Barden
                                                     ---------------------------
                                                     Name: Don H. Barden
                                                     Title: Manager

Intercreditor Acknowledgment